Exhibit 99.1

FOR IMMEDIATE RELEASE
February 6, 2012

Intelimax Receives CNSX Listing Approval and Listing Date

Vancouver, BC, Canada, 6th February 2012 – Intelimax Media Inc. (“Intelimax“ or the “Company”) (OTCQB:IXMD) is pleased to announce that it’s common shares will be listed on the Canadian National Stock Exchange (CNSX) under the symbol “IMD” effective February 7, 2012.

Glenn Little, President and CEO said; “We are very excited to be listed on the CNSX as we believe that it will gain Intelimax exposure to the Canadian brokerage community, private investors and their ability to invest through RRSP’s and TFSA’s in Canada.”

About Intelimax Media Inc.

Intelimax Media Inc. (www.intelimax.com) is an Internet media services company focusing on online games, social media networking and web content.  Using its’ proprietary Social Media Platform, Intelimax offers subscription based gaming on its website, (http://www.gamboozle.com).

Investor Relations:

Phone: 1-866-742-0121   Email: IR@Intelimax.com

For and on behalf of the board of Intelimax Media Inc.,

Glenn Little, President & CEO

Forward Looking Statements:

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Intelimax or its management, identify forward-looking statements, and include, without limitation, statements relating to the ability of Intelimax to increase its exposure to the Canadian brokerage community, private investors and their ability to invest through RRSP’s and TFSA’s in Canada. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of Intelimax’s products, the competitive environment within the industry, the ability of Intelimax to continue to expand its operations, the level of costs incurred in connection with Intelimax's expansion efforts, economic conditions in the industry and the financial strength of Intelimax's customers and suppliers. Intelimax does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

Neither the CNSX Exchange nor its regulations services accepts responsibility for the adequacy or accuracy of this release.

Intelimax Media Inc  Limited Harbour Centre ■ PO Box 12022 ■ #2320 - 555 West Hastings St. ■
Vancouver, B.C. ■ V6B 4N4 Phone: 604.742.1111 ■ Fax: 604.909.5169
www.intelimax.com